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                         EXHIBIT INDEX


Exhibit (i):   Opinion and consent of counsel

Exhibit (j):   Independent Auditors' Consent

Exhibit (n):   Financial Data Schedules

Exhibit (p)(3):Fund Officers' Power of Attorney dated November 24, 1998

Exhibit (p)(6):Trust Officers' Power of Attorney dated November 24, 1998